Exhibit 10.2

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

This First Amendment to Revolving Credit Agreement (this “Amendment”), made as of August 23, 2013, among CORENERGY INFRASTRUCTURE TRUST, INC. a Maryland corporation (“Borrower”), any guarantors which may become signatory thereto (“Guarantors”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), and the other financial institutions party to the Credit Agreement as lenders (each individually a “Lender” and collectively, “Lenders”), and KEYBANK NATIONAL ASSOCIATION, as Agent for the Lenders (in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Guarantors, Lenders and Agent entered into that certain Revolving Credit Agreement dated as of May 8, 2013 (the “Credit Agreement”), pursuant to which Lenders established a revolving credit facility for the benefit of Borrower; and

WHEREAS, Borrower has requested that certain terms of the Credit Agreement be modified and amended as hereinafter set forth; and

WHEREAS, Lenders and Agent have agreed to such amendments as set forth herein, subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree that all capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement, and hereby further agree as follows:

1.           Amendments to §1.1 of the Credit Agreement.  Section 1.1 of the Credit Agreement, Definitions, is hereby modified and amended as follows:

(a)           The following new definitions are added in proper alphabetical sequence:

Collateral Assignment of EIP Collateral.  That certain Collateral Assignment of Beneficial Interest and Asset Purchase Agreement executed by Borrower in favor of Agent for the benefit of Lenders in respect of the EIP Collateral, which shall be in form and substance satisfactory to Agent.

EIP Asset Purchase Agreement.  That certain Asset Purchase Agreement dated November 1, 2012 among the EIP Trustee, Borrower and PSNM, as it may be modified or amended from time to time.

EIP Collateral.  Collectively, (i) Borrower’s beneficial interest under the EIP Trust Agreement and the Trust Estate as defined in the EIP Trust Agreement, and (ii) Borrower’s rights and remedies with respect to the EIP Asset Purchase Agreement, all as more particularly described in the Collateral Assignment of EIP Collateral.

EIP Lease.  That certain Amended and Restated Lease dated as of September 1, 1993 between the EIP Trustee, as Lessor, and PSNM, as Lessee, as modified and amended.

EIP Trust Agreement.  That certain Trust Agreement dated as of January 2, 1985 between Borrower (as assignee of General Foods Credit Corporation), as Owner Participant, and the EIP Trustee, as modified and amended.

EIP Trustee.  U.S. Bank National Association (as the ultimate successor The First National Bank of Boston), in its capacity as Owner Trustee under the EIP Trust Agreement.

First Amendment.  The First Amendment to Revolving Credit Agreement dated August 23, 2013, which amends this Agreement.

PSNM.  Public Service Company of New Mexico, a New Mexico corporation

(b)           The definition of “Borrowing Base” is amended by deleting the second sentence thereof in its entirety and inserting the following in lieu thereof:

“The percentage applicable to each Borrowing Base Asset shall be determined by the Required Lenders, and such percentage once determined shall not be reduced by the Required Lenders unless there is a material adverse change with respect to the value of such Borrowing Base Asset as reasonably determined by the Required Lenders.”

(c)           The definition of “Borrowing Base Assets” is deleted in its entirety and the following definition is inserted in lieu thereof:

Borrowing Base Assets.  As of any date of determination, Eligible Assets and Eligible Mortgages that are held by a Loan Party as of such date, and, subject to the terms of §5.4 hereof, until the earlier of (i) the “Closing” as defined in the EIP Asset Purchase Agreement, and (ii) the termination of the EIP Asset Purchase Agreement, the EIP Collateral; provided that Borrowing Base Assets as of any date of determination shall include assets that will become Eligible Assets or Eligible Mortgages substantially concurrently with the funding of any Loan on such date.

(d)           The definition of “Security Documents” is amended by adding the following sentence at the end thereof:

“Without limiting the generality of the foregoing, the Security Documents include the Collateral Assignment of EIP Collateral.”

2.           Amendment to §2.5 of the Credit Agreement.  Section 2.5 of the Credit Agreement, Requests for Loans, is amended by deleting the amount “$100,000” each time it is found in the last sentence of such Section and substituting in lieu thereof the amount “$50,000”.

3.           Amendments to §5 of the Credit Agreement.  Section 5 of the Credit Agreement, Guarantors; Collateral Security, is amended as follows:

(a)           Section 5.1(a) is amended by deleting the first sentence thereof in its entirety and substituting in lieu thereof the following:

“The parties acknowledge that Borrower will form directly-owned special purpose Subsidiaries to own the Eligible Investments.”

(b)           Section 5.1(b) is amended by inserting a new clause (vii) as set forth below and renumbering the existing clause (vii) as clause (viii):

“(vii) a perfected security interest to be held by Agent for the benefit of Lenders in the EIF Collateral pursuant to the Collateral Assignment of EIP Collateral,”

(c)           A new §5.4 shall be added to §5 as follows:

§5.4 EIP Collateral.

Upon execution and delivery by Borrower of the Collateral Assignment of EIP Collateral and Borrower obtaining all necessary consents with respect thereto, the EIP Collateral shall be included in the Borrowing Base.  The valuation of such Borrowing Base Asset and the percentage thereof for purposes of determining the Borrowing Base shall be as set forth on Schedule 5.4 attached to the First Amendment.  The parties acknowledge and agree that at any time an event of default exists under the EIP Lease or if PSNM fails to make the prepayment of rent as provided in Section 3.2(a)(ii) of the EIP Asset Purchase Agreement and such failure continues for 10 days after January 2, 2014, the percentage advance with respect to the EIP Collateral shall be zero until such event of default under the EIP Lease is cured or such prepayment of rent is made, as applicable.

(d)           A new §5.5 shall be added to §5 as follows:

§5.5 Release of Collateral.

From time to time Borrower may request release of Collateral that constitutes a Borrowing Base Asset, together with a release of the Guarantor that owns such Borrowing Base Asset and the Equity Interests in such Guarantor, and Agent will grant such releases and remove such Collateral from the Borrowing Base Assets so long as (i) no Default or Event of Default is then in existence; and (ii) removal of such Collateral from the Borrowing Base will not cause the outstanding principal balance of the Loans to exceed the remaining Borrowing Base.

4.           No other Amendments.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided or permitted herein, operate as an amendment or waiver of any right, power or remedy of Agent or Lenders under the Credit Agreement or any of the other Loan Documents, nor constitute an amendment or waiver of any provision of the Credit Agreement or any of the other Loan Documents.  Except for the amendments expressly set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect, and Borrower and Guarantors hereby ratify and confirm their respective obligations thereunder, as herein modified and amended.  This Amendment shall not constitute a course of dealing with Agent or Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Agent or Lenders to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future.

5.           Conditions of Effectiveness.  This Amendment shall become effective as of the date hereof when, and only when, Agent, on behalf of Lenders, shall have received, in form and substance satisfactory to it, the following:

(a)           Counterparts of this Amendment duly executed by Borrower and the Lenders;

(b)           True and correct copies of resolutions of the Borrower that authorize the execution, delivery and performance of this Amendment and the other documents executed in connection herewith;

(c)           The representations and warranties made pursuant to Section 6 of this Amendment shall be true and correct; and

(d)           Payment of all reasonable and documented expenses incurred by Agent and invoiced to Borrower in connection with the execution and delivery of this Amendment, together with reasonable fees and actually incurred expenses of Agent’s counsel with respect to this Amendment.

6.           Representations and Warranties.  Borrower represents and warrants as follows:

(a)           The execution, delivery and performance by Borrower of this Amendment are within its legal powers, have been duly authorized by all necessary corporate action and do not contravene (i) Borrower’s Organizational Documents, or (ii) any law or contractual restriction binding on or affecting Borrower;

(b)           No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, except for those already obtained or made and the filing of Security Documents delivered in connection herewith in the appropriate records office with respect thereto, is required for the due execution, delivery and performance by Borrower of this Amendment;

(c)           This Amendment constitutes the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, provided that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditor’s rights generally and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought;

(d)           All of the representations and warranties of Borrower in the Loan Documents are true and comet in all material respects as of the date hereof (or if such representations and warranties by their terms relate solely to an earlier date, then as of such earlier date); and

(e)           No Default or Event of Default is existing and none would result, in each case upon this Amendment becoming effective and after giving effect hereto.

7.           Reference to and Effect  on the  Loan Documents.  Upon the effectiveness of this Amendment, on and after the date hereof: each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof’ or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended and modified hereby.

8.           Costs, Expenses and Taxes.  Borrower agrees to pay on demand all reasonable out-of-pocket expenses of Agent actually incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of Agent’s counsel with respect thereto and with respect to advising Agent as to its rights and responsibilities hereunder and thereunder.

9.           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

10.           Loan Document.  This Amendment shall be deemed to be a Loan Document for all purposes.

11.           Schedules.  Schedule 5.4 attached to this Amendment is hereby incorporated herein and in the Credit Agreement by this reference.

12.           Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

BORROWER:

CORENERGY INFRASTRUCTURE TRUST, INC., a Maryland corporation

By:	/s/ David J. Schulte
Name: David J. Schulte
Its: Chief Executive Officer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

[Execution of First Amendment to Revolving Credit Agreement Continued]

BORROWER:

KEYBANK NATIONAL ASSOCIATION, as a Lender, and as Agent

By:
Name:
Its:

KeyBank National Association
1200 Abernathy Road, NE
Suite 1550
Atlanta, Georgia  30328
Attn: Daniel Silbert
Facsimile: (770) 510-2195

SCHEDULE 5.4

Borrowing Base Percentage and Value of EIP Collateral

Initial Borrowing Base:

Net Present Value (NPV) of $4,267,371 rent prepayment due January 2, 2014 plus $7,678,246 payment due April 1, 2015, using discount rate of 2.0%

NPV — $11,658,716
Borrowing Base Advance Rate Percentage = 65%
Borrowing Base — $7,578,165

Borrowing Base After Payment of $4,267,371 due January 2, 2014:

NPV of $7,678,246 payment due April 1, 2015 using discount rate of 2.0%

NPV = $7,488,825
Borrowing Base Advance Rate Percentage — 65%
Borrowing Base = $4,867,736